Exhibit 4.2

WUXI PHARMATECH (CAYMAN) INC.

(Incorporated under the laws of the Cayman Islands)

Number	Shares

US$100,050,000 Share Capital divided into

5,002,500,000 Ordinary Shares of US$0.02 par value each

THIS IS TO CERTIFY THAT	is the registered

holder of	Ordinary
Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on                                      2007.

DIRECTOR

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE JOINT VENTURE AGREEMENT.

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

Shares standing in my name in the

undertaking called WUXI PHARMATECH(CAYMAN) INC.

To hold the same unto the Transferee

Date

Signed by the Transferor

In the presence of

Witness	Transferor